Exhibit 10.3.15

CHART INDUSTRIES, INC.
AMENDED AND RESTATED 2009 OMNIBUS EQUITY PLAN

LEVERAGED RESTRICTED SHARE UNIT AGREEMENT

THIS LEVERAGED RESTRICTED SHARE UNIT AGREEMENT (the “Agreement”), is entered into as of this ___ day of _________, 20___ (the “Grant Date”), by and between Chart Industries, Inc., a Delaware corporation (the “Company”), and ___________________________ (the “Grantee”).

WITNESSETH:

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) administers the Chart Industries, Inc. Amended and Restated 2009 Omnibus Equity Plan (the “Plan”); and

WHEREAS, the Committee desires to provide the Grantee with Leveraged Restricted Share Units under the Plan upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the Company and the Grantee agree as follows:

1.    Definitions. Unless the context otherwise indicates, the following words used herein shall have the following meanings wherever used in this Agreement:

(a)	“Absolute Share Price Change” means a ratio, expressed as a percentage, determined by the following formula:

Absolute Share Price Change = (X-Y) divided by (Y)

Wherein,

X = the Share price on the third anniversary of the Grant Date; and

Y = the Share price on the Grant Date.

The above ratio shall be subject to adjustment in accordance with Section 3.4 of the Plan. The Share price on any given day shall be the average daily closing price for the Shares over the twenty-trading-day period ending on that day, based on reported closing prices for the Shares for the twenty trading days (on which the Shares traded regular way in the market) ending on that day (or, if that day is not a trading day on which the Shares traded regular way in the market, then ending on the last trading day on which the Shares traded regular way in the market immediately preceding that day).

(b)
“Change in Control” means a change in control that is both a Change in Control as defined in Section 12.1 of the Plan and a “change in control event" (as defined in Treasury Regulation Section 1.409A-3(i)(5)(i)) for purposes of Section 409A of the Code.

(c)
“Disability” means, with respect to the Grantee, a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months which: (i) renders the Grantee unable to engage in substantial gainful activity or (ii) results in the Grantee receiving income replacement benefits for at least three months under an accident and health plan sponsored by the Grantee’s employer.

(d)
“Retirement” or variations thereof means, with respect to the Grantee, a voluntary termination of Employment with the Company, its Subsidiaries and its Affiliates, under circumstances indicative of retirement in the sole discretion of the Committee after attaining age 60 and completing 10 years of service with such entities.

Notwithstanding this Section, and unless otherwise specified in the Agreement, capitalized terms shall have the meanings attributed to them under the Plan.

2.    Grant of Restricted Share Units. As of the Grant Date, the Company grants to the Grantee, upon the terms and conditions set forth in this Agreement, a target number of (____) (the “Target Number”) Restricted Share Units (the “RSUs”). The actual number of RSUs that Vest, if any, is subject to adjustment upward or downward from the Target Number pursuant to the vesting schedule and requirements set forth in Section 4 below. The Restricted Share Units are granted in accordance with, and subject to, all the terms, conditions and restrictions of the Plan, which is hereby incorporated by reference in its entirety. The RSUs give the Grantee the right to receive one (1) Share for each RSU subject to the satisfaction of the vesting requirements set forth in this Agreement. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern. The Grantee irrevocably agrees to, and accepts, the terms, conditions and restrictions of the Plan and this Agreement on his own behalf and on behalf of any beneficiaries, heirs, legatees, successors and assigns.

3.    Restrictions on Transfer of Restricted Share Units. The Grantee and his or her beneficiaries, heirs, legatees, successors and assigns cannot sell, transfer, assign, pledge, hypothecate or otherwise directly or indirectly dispose of the Restricted Share Units (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) or any interest therein.

4.    Restriction Period.

(a)	General. Subject to the Grantee’s continued Employment with the Company or its Affiliates as of the third anniversary of the Grant Date (the “Vesting

Date”) (except as otherwise provided herein with respect to death, Disability, Retirement with the Committee’s approval or Change in Control), a percentage of the Target Number of RSUs, together with any dividend equivalents credited pursuant to Section 7(b) below, shall Vest based on the Absolute Share Price Change as of the Vesting Date in accordance with the following schedule:

Absolute Share Price Change	Percent of Target Number of RSUs Vested*
Greater than or equal to 100%	150%
75%	137.5%
50%	125%
0%	100%
(-25)%,	75%
Less than or equal to (-50)%	50%

* The Vesting of the RSUs under the vesting chart above shall be interpolated on a straight-line basis upward and downward based on the data points set forth above, but in no event shall be greater than 150% or less than 50%. For example, if the Absolute Share Price Change as of the Vesting Date is 60%, then 130% of the Target Number of RSUs will vest.

(b)
Death or Disability or Retirement with Committee’s Approval. If, prior to the Vesting Date or a Change in Control, the Grantee dies or the Grantee’s Employment with the Company and its Affiliates terminates due to Disability or as a result of the Grantee’s Retirement with the Committee’s approval, then:

(i)
50% of the Target Number of RSUs, together with any dividend equivalents credited with respect to such Target Number of RSUs pursuant to Section 7(b) below, shall immediately Vest as of the date of the Grantee’s termination of Employment; and

(ii) an additional pro-rated number of RSUs will Vest as of the earlier of the Vesting Date or the date of a Change in Control in accordance with the applicable vesting provision set forth in Section 4(a) (with respect to Vesting that occurs on the Vesting Date) or Section 4(c) (with respect to Vesting that occurs on a Change in Control). The pro-rated number of RSUs shall be determined by the following formula:

(x) multiplied by (y) minus 50% of the Target Number of RSUs, where:

(x)	is the number of RSUs that would have otherwise Vested under Section 4(a) (with respect to Vesting that occurs on the

Vesting Date) or Section 4(c) (with respect to Vesting that occurs on a Change in Control) if the Grantee had remained employed with the Company until the Vesting Date; and

(y)	is the number of months that the Grantee was employed (rounded up to the nearest whole number) from the Grant Date until the date of his or her termination of Employment divided by 36.

(c)
Change in Control. In the event of a Change in Control of the Company prior to the Vesting Date, subject to the Grantee’s continuous Employment from the Grant Date through the date of the consummation of the Change in Control (other than with respect to a termination of Employment described in Section 4(b) above), a number of RSUs (calculated in accordance with the following sentence), together with any dividend equivalents credited pursuant to Section 7(b) below, shall immediately become fully Vested as of the date of the Change in Control. The number of RSUs that become fully Vested pursuant to this Section 4(c) shall equal the greater of either: (i) the Target Number or (ii) the number of RSUs that would Vest pursuant to Section 4(a) above if the “Vesting Date” for purposes thereof were the date immediately preceding date of the consummation of the Change in Control.

5.    Forfeiture. If the Committee determines in its sole and exclusive discretion that the Grantee’s Employment with the Company, its Subsidiaries and Affiliates has terminated prior to the Vesting Date for reasons other than those described in Section 4(b) above or prior to the occurrence of a Change in Control in Section 4(c) above, the Grantee will forfeit all of the RSUs, together with any dividend equivalents credited pursuant to Section 7(b) below, and any right to receive Shares under this Agreement with respect to such unvested RSUs and the Grantee will have no further interests under this Agreement. In addition, to the extent that the number of RSUs that Vest is reduced below the Target Number pursuant to Section 4(a) above or pro-rated pursuant to Section 4(b) above, the Grantee will forfeit any RSUs that are not Vested due to such reduction or pro-ration and any right to receive Shares under this Agreement with respect to such unvested RSUs together with any dividend equivalents credited with respect to such forfeited RSUs pursuant to Section 7(b) below.

6.    Payment and Issuance of Common Shares. Subject to Section 26 below and the following sentence, the Company will deliver to the Grantee (or his or her beneficiary or beneficiaries) the Shares to which the Grantee is then entitled under this Agreement (including any Shares to which the Grantee is entitled as a result of dividend equivalents credited pursuant to Section 7(b) below) free and clear of any restrictions (except any applicable securities law restrictions) in a lump sum no later than 30 days following the first to occur of: (a) the Vesting Date under Section 4(a) above or (b) the date of the consummation of a Change in Control of the Company (each, a “Payment Date”). Notwithstanding the foregoing, if 50% of the Target Number of RSUs vest in accordance with Section 4(b)(i) above due to the Grantee’s death, Disability or Retirement with the Committee’s approval, then the Payment Date with respect to such RSUs, and any related dividend equivalents, shall be the date of the Grantee’s termination of Employment and the Company shall deliver to the Grantee (or his or her beneficiary or beneficiaries) the Shares with respect to such RSUs no later than 30 days following the date of the Grantee’s termination of Employment. Any otherwise Vested fractional Shares remaining as of a Payment Date shall be eliminated and cancelled.

7.    Stockholder Rights.

(a)
Voting Rights. The Grantee will not have any Stockholder rights, including voting rights, with respect to the RSUs unless and until the RSUs are Vested and Shares have actually been issued to the Grantee.

(b)
Dividend Equivalents. If on any date prior to a Payment Date the Company shall pay any cash dividend on the Shares (with a record date after the Grant Date), then the Company shall credit on the books and records of the Company and the Grantee shall be entitled to receive, on the Payment Date, a number of Shares equal to: (a) the Target Number of RSUs multiplied by (b) the per Share amount of such cash dividend and divided by (c) the Fair Market Value of a Share on the dividend record date. In the case of any dividend declared on Shares (with a record date after the Grant Date) that is payable in the form of Shares, the Company shall credit to the Grantee’s bookkeeping account and the Grantee shall be granted, as of the Payment Date, a number of additional Shares (rounded down to the next whole Share) equal to: (x) the Target Number of RSUs, multiplied by (y) the number of Shares (including any fraction thereof) payable as a dividend on a Share. Notwithstanding the foregoing, if, pursuant to Section 4(a) above, the number of RSUs that Vest as of the Vesting Date is less than or greater than the Target Number, then the number of Shares the Grantee becomes entitled to receive with respect to dividend equivalents provided under this Section 7(b) shall be adjusted downward or upward, respectively, in accordance with the calculations provided in the vesting schedule in Section 4(a) above.

8.    Designation of Beneficiary. By properly executing and delivering a Designation of Beneficiary Form to the Company, the Grantee may designate an individual or individuals as his or her beneficiary or beneficiaries with respect to his or her interest under this Agreement. If the Grantee fails to properly designate a beneficiary, his or her interests under this Agreement will pass to the person or persons in the first of the following classes (who shall be deemed a beneficiary or beneficiaries) in which there are any survivors: (i) spouse at the time of death; (ii) issue, per stirpes; (iii) parents; and (iv) the estate. Except as the Company may determine in its sole and exclusive discretion, a properly completed Designation of Beneficiary Form shall be deemed to revoke all prior designations with respect to this Agreement (or, if the form so provides, the Plan) upon its receipt and approval by the designated representative of the Company.

9.    Non-Transferability of Shares; Legends. Upon the acquisition of any Shares pursuant to this Agreement, if the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), they may not be sold, transferred or otherwise disposed of unless a registration statement under the Act with respect to the Shares has become effective or unless the Grantee establishes to the satisfaction of the Company that an exemption from such registration is available. The Shares will bear a legend stating the substance of such restrictions, as well as any other restrictions the Committee deems necessary or appropriate. In addition, the Grantee will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or this Agreement.

10.    Effect of Corporate Reorganization or Other Changes Affecting Number or Kind of Shares. The provisions of this Agreement will be applicable to the RSUs, Shares or other securities, if any, which may be acquired by the Grantee related to the RSUs as a result of any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, redesignation, reclassification, merger, consolidation, liquidation, split-up, reverse split, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event. Subject to Section 3.4 of the Plan, the Committee may appropriately adjust the number and kind of RSUs or Shares described in this Agreement to reflect such a change.

11.    Plan Administration. The Plan is administered by the Committee, which has sole and exclusive power and discretion to interpret, administer, implement and construe the Plan and this Agreement. All elections, notices and correspondence relating to the Plan should be directed to the Secretary at:

Chart Industries, Inc.
One Infinity Corporate Centre, Suite 300
Garfield Heights, OH 44125
Attn.: Secretary

12.    Notices. Any notice relating to this Agreement intended for the Grantee will be sent to the address appearing in the personnel records of the Company, its Affiliate or its Subsidiary. Either party may designate a different address in writing to the other. Any notice shall be deemed effective upon receipt by the addressee.

13.    Termination of Agreement. This Agreement will terminate on the earliest of: (a) the date of termination of the Grantee’s Employment for reasons other than those provided in Section 4(b) above; (b) the date that Shares, if any, are delivered to the Grantee (or his or her beneficiary or beneficiaries); or (c) the date any termination of this agreement made pursuant to Section 23 below becomes effective. Any terms or conditions of this Agreement that the Company determines are reasonably necessary to effectuate its purposes will survive the termination of this Agreement. Without limiting the generality of the foregoing, the termination of this Agreement will not affect any obligation the Grantee may have, as determined by the Committee in its sole discretion, under any recoupment or “clawback” policy adopted by the Company.

14.    Successors and Legal Representatives. This Agreement will bind and inure to the benefit of the Company and the Grantee and their respective heirs, beneficiaries, executors, administrators, estates, successors, assigns and legal representatives.

15.    Integration. This Agreement, together with the Plan, constitutes the entire agreement between the Grantee and the Company with respect to the subject matter hereof and may not be modified, amended, renewed or terminated, nor may any term, condition or breach of any term or condition be waived, except pursuant to the terms of the Plan or Section 23 below or by a writing signed by the person or persons sought to be bound by such modification, amendment, renewal, termination or waiver. Any waiver of any term, condition or breach thereof will not be a waiver of any other term or condition or of the same term or condition for the future, or of any subsequent breach.

16.    Separability. In the event of the invalidity of any part or provision of this Agreement, such invalidity will not affect the enforceability of any other part or provision of this Agreement.

17.    Incapacity. If the Committee determines that the Grantee is incompetent by reason of physical or mental disability or a person incapable of handling his or her property, the Committee may deal directly with or direct any payment to the guardian, legal representative or person having the care and custody of the incompetent or incapable person. The Committee may require proof of incompetence, incapacity or guardianship, as it may deem appropriate before making any payment. In the event of a payment, the Committee will have no obligation thereafter to monitor or follow the application of the amounts so paid. Payments pursuant to this paragraph shall completely discharge the Company with respect to such payments.

18.    No Further Liability. The liability of the Company, its Affiliates, and its Subsidiaries under this Agreement is limited to the obligations set forth herein and no terms or provisions of this Agreement shall be construed to impose any liability on the Company, its Affiliates, its Subsidiaries or the Committee in favor of any person or entity with respect to any loss, cost, tax or expense which the person or entity may incur in connection with or arising from any transaction related to this Agreement.

19.    Section Headings. The section headings of this Agreement are for convenience and reference only and are not intended to define, extend or limit the contents of the sections.

20.    No Right to Continued Employment. Nothing in this Agreement will be construed to confer upon the Grantee the right to continue in the employment or service of the Company, its Subsidiaries or Affiliates, or to be employed or serve in any particular position therewith, or affect any right which the Company, its Subsidiaries or an Affiliate may have to terminate the Grantee’s employment or service with or without cause.

21.    Governing Law. Except as may otherwise be provided in the Plan, this Agreement will be governed by, construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.

22.    Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.

23.    Amendment. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall materially adversely affect the rights of the Grantee hereunder without the consent of the Grantee; provided, however, that the Grantee’s consent shall not be required to an amendment that is deemed necessary or appropriate by the Company to ensure (a) compliance with (or exemption from) Section 409A of the Code; (b) compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any regulations promulgated thereunder (the “Dodd-Frank Act”); or (c) compliance with the terms of any recoupment or “clawback” policy the Company adopts to comply with the requirements of the Dodd-Frank Act or any regulations promulgated thereunder (even if the terms of that policy are broader than the requirements of the Dodd-Frank Act).

24.    Withholding.  The Grantee shall be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Award or payment of Shares thereunder, or any payment or transfer under or with respect to the Award or Shares and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.  Unless the Grantee makes other arrangements that are satisfactory to the Committee to cover the Company's or its Affiliate’s withholding obligations, at any time that taxes are required to be withheld in connection with this Award, the Company shall withhold Shares from this Award with a Fair Market Value equal to the amount required to satisfy the minimum tax withholding obligations applicable to Grantee relating to this Award.

25.    Section 409A of the Code. This Agreement, together with the Plan, constitutes the entire agreement between the parties with respect to the subject matter hereof. The parties intend that this Agreement be, at all relevant times, compliant with (or exempt from) Section 409A of the Code and all other applicable laws, and, if the Grantee’s interests hereunder are subject to Section 409A of the Code, this Agreement shall be so interpreted and administered. In addition to the general amendment rights of the Company with respect to the Plan, the Company specifically retains the unilateral right (but not the obligation) to make, prospectively or retroactively, any amendment to this Agreement or any related document as it deems necessary or desirable to more fully address issues in connection with compliance with (or exemption from) Section 409A of the Code and other laws. In no event, however, shall this section or any other provisions of this Agreement be construed to require the Company to provide any gross‑up for the tax consequences of any provisions of, or payments under, this Agreement. Except as may be provided in another agreement to which the Company is bound, the Company and its Affiliates shall have no responsibility for tax or legal consequences to the Grantee (or the Grantee’s beneficiaries) resulting from the terms or operation of this Agreement or the Plan.

26.    Six-Month Delay in Payment. Notwithstanding anything in this Agreement to the contrary, if at the time of the Grantee’s termination of Employment with the Company, the Grantee’s interests hereunder are subject to Section 409A of the Code and the Grantee is a “specified employee” as defined in Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of Employment is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Grantee) until the date that is six (6) months following the Grantee’s termination of Employment with the Company (or the earliest date as is permitted under Section 409A of the Code).

By Grantee’s signature and the signature of the Company’s representative below, or by Grantee’s acceptance of this Award through the Company’s online acceptance procedure, this Agreement shall be deemed to have been executed and delivered by the parties hereto as of the Grant Date.

Grantee                            Chart Industries, Inc.

By:

Print Name:                        Its: Vice President, Human Resources

Date:                            Date: